PROSPECTUS SUPPLEMENT
(To Prospectus dated November 3, 2017)

Up to $20,000,000 of Shares of Common Stock and
1,363,636 Shares of Common Stock

This prospectus relates to the issuance and sale of up to $20.0 million of shares of our common stock, and an additional 1,363,636 shares of common stock as Commitment Shares (as defined below), that we may sell to Lincoln Park Capital Fund, LLC, or Lincoln Park, from time to time pursuant to the purchase agreement, dated October 24, 2019, or the Purchase Agreement, that we have entered into with Lincoln Park. See “Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.
The shares offered include:

•	$1.0 million of shares of common stock that Lincoln Park is purchasing as the initial purchase, at a purchase price of $0.50 per share;

•
up to $19.0 million of shares of common stock that may be sold from time to time after the initial purchase, at our sole discretion, to Lincoln Park over the next 36 months in accordance with the Purchase Agreement; and

•
1,363,636 shares of common stock to be issued to Lincoln Park as consideration for Lincoln Park’s commitment to purchase shares of common stock pursuant to the Purchase Agreement (the “Commitment Shares”).

The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in registering the shares of our common stock, including legal and accounting fees. See “Plan of Distribution.”
Our common stock trades on The Nasdaq Global Market under the symbol “ALIM.” The last reported sale price of our common stock on The Nasdaq Global Market on October 23, 2019 was $0.37 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is October 25, 2019

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus supplement, the accompanying prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus together constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectuses that we have authorized for use in connection with this offering is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled “Incorporation of Certain Information by Reference.”

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits

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to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, throughout this prospectus supplement, the words “Alimera” “we,” “us,” the “registrant” or the “Company” refer to Alimera Sciences, Inc. and its subsidiaries (as applicable).

“Alimera Sciences” and “ILUVIEN” are trademarks of Alimera Sciences, Inc. This prospectus supplement may also include other registered and unregistered trademarks of Alimera Sciences, Inc. and other persons.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Our Company

Alimera Sciences, Inc., and our subsidiaries, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. We presently focus on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in our aging populations.

Our only commercial product is ILUVIEN®, which has received marketing authorization in the U.S., Austria, Belgium, Canada, the Czech Republic, Denmark, Finland, France, Germany, Ireland, Italy, Kuwait, Lebanon, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, the United Arab Emirates and the United Kingdom. In the U.S., Canada, Kuwait, Lebanon and the United Arab Emirates, ILUVIEN is indicated for the treatment of diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure (IOP). In the European Economic Area (EEA) countries in which ILUVIEN has received marketing authorization, it is indicated for the treatment of vision impairment associated with DME considered insufficiently responsive to available therapies.

In addition, as explained in the following paragraph, ILUVIEN is now indicated for prevention of relapse in recurrent non-infectious uveitis affecting the posterior segment of the eye (NIPU) in the EEA countries where we have satisfied the country’s labeling requirements. As of the date of this filing, we have satisfied the labeling requirements in in Austria, Belgium, Finland, France, Germany, Norway, Portugal, Spain, Sweden and the United Kingdom and expect to comply with the local labeling requirements of certain other EEA countries, but timelines for satisfying individual country requirements vary. Uveitis is an inflammatory disease of the uveal tract, which is comprised of the iris, ciliary body and choroid, that can lead to severe vision loss and blindness.

In July 2017, we amended and restated our license agreement with EyePoint Pharmaceuticals US, Inc. (EyePoint), formerly known as pSivida US, Inc., which was made effective July 1, 2017 (the New Collaboration Agreement). Under the New Collaboration Agreement, the technology underlying ILUVIEN now includes the treatment of uveitis, including NIPU, in Europe, the Middle East and Africa. In December 2017, we filed an application for a new indication for ILUVIEN for the treatment of NIPU in the 17 EEA countries where ILUVIEN is currently approved for the treatment of DME. In March 2019, we received the Final Variation Assessment Report (FVAR) for ILUVIEN from the Medicines and Healthcare products Regulatory Agency of the United Kingdom (MHRA) based on our submission to the MHRA through the Mutual Recognition Procedure. Under that procedure, the United Kingdom has acted as the Reference Member State and prepared an assessment report to share with the 16 other countries in the EEA in which we applied for an additional indication. The FVAR states that ILUVIEN is approved for the additional indication for prevention of relapse in NIPU. In June 2019, the United Kingdom’s National Institute for Health and Care Excellence (NICE) recommended funding for ILUVIEN for NIPU. In the United Kingdom, a NICE recommendation for funding signifies that the country’s National Health Service (NHS) will pay for ILUVIEN prescriptions for the treatment of NIPU as part of its offering. Timing for receiving funding for ILUVIEN for NIPU, if received at all, in the other EEA countries in which we have applied for the additional indication can vary. The reimbursement process in each EEA country usually starts after we have satisfied the labeling requirements of each individual country.

We commercially market ILUVIEN in the U.S., Germany, the United Kingdom, Portugal, Austria and Ireland. In addition, we have entered into various agreements under which distributors are providing or will provide regulatory, reimbursement or sales and marketing support for ILUVIEN in France, Italy, Spain, Australia, New Zealand, Canada and several countries in the Middle East. In 2016, our Middle East distributor launched ILUVIEN and initiated named patient sales in the United Arab Emirates. Our Italian distributor launched ILUVIEN in Italy in 2017. Our Spanish distributor began selling on a named patient basis in 2017 and in 2019 has been selling in regions that have granted reimbursement. Our French distributor received pricing and reimbursement approval in March 2019 for ILUVIEN for DME and began selling in April 2019. Our Canadian distributor is currently pursuing reimbursement. As of June 30, 2019, we have recognized sales of ILUVIEN to the Company’s international distributors in the Middle East, France, Italy and Spain.

ILUVIEN is inserted into the back of the patient’s eye in a non-surgical procedure employing a device with a 25-gauge needle, which allows for a self-sealing wound. We believe that corticosteroids provide the best option in the treatment of DME and NIPU because they reduce the inflammatory aspects of the disease consistently for up to three years. Further, we believe that ILUVIEN’s CONTINUOUS MICRODOSING™ delivery makes it the only approved drug therapy for DME that can deliver consistent daily therapeutic levels of corticosteroid to control the recurrence of disease. The delivery mechanism of ILUVIEN provides lower daily and aggregate exposure to corticosteroids than any other intraocular dosage forms currently available, which we believe mitigates the typical risks associated with corticosteroid therapy. Further, ILUVIEN, which is non-bioerodible, is designed to provide consistent delivery as a result of its constant surface area. This is intended to provide a sustained therapeutic effect on DME and NIPU. Other therapies that physicians currently use to treat DME, such as anti-VEGF treatments and other corticosteroids, are acute (short-acting) therapies that provide a higher initial daily dose but then rapidly decline, requiring frequent reinjection by the physician to maintain or reestablish the therapeutic effect.

Our strategy is to establish ILUVIEN as a leading therapy for DME, and posterior uveitis in the markets where it is available, and subsequently for other indications for which ILUVIEN may be proven safe and effective because of its ability to treat retinal diseases consistently and continuously every day for up to three years. We intend to capitalize on our management’s experience, the breadth of our commercial resources in both the U.S. and Europe, and our marketing expertise to commercialize ILUVIEN. We intend to use those same strengths to acquire, obtain regulatory approval for and commercialize other potential eye care products.

We commenced operations in June 2003. Since our inception, we have incurred significant losses. As of June 30, 2019, we had accumulated a deficit of $384.9 million. We expect to incur additional expenses as we:

•	continue the commercialization of ILUVIEN in the U.S. and EEA, where we sell direct;

•	continue to seek regulatory approval of ILUVIEN for other indications and in other jurisdictions;

•	evaluate the use of ILUVIEN for the treatment of other diseases; and

•	advance the clinical development of any future products or product candidates either currently in our pipeline or that we may develop, license or acquire in the future.

Recent Developments

On October 2, 2019, we announced that we expect to report consolidated net revenue for the third quarter of 2019 exceeding $12.8 million. We will report our complete third quarter 2019 earnings results on October 29, 2019, after the close of the market, with a conference call to be held on October 30, 2019 at 9:00 a.m. Eastern time.

Corporate Information

We are a Delaware corporation incorporated on June 4, 2003. Our principal executive office is located at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 and our telephone number is (678) 990-5740. Our website address is www.alimerasciences.com. The information contained in our website, or that can be accessed through our website, is not part of this report and should not be considered part of this report.

THE OFFERING

Common stock offered by us
Up to $20.0 million of shares of our common stock we may sell to Lincoln Park from time to time over the next 36 months, at our sole discretion, in accordance with the Purchase Agreement.

1,363,636 shares of our common stock issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, or the Commitment Shares. We will not receive any cash proceeds from the issuance of the Commitment Shares.

Total common stock to be outstanding after this offering
125,730,793 shares, assuming the sale of 51,351,351 shares at a price of $0.37 per share, which was the closing price of our common stock on the Nasdaq Global Market on October 23, 2019, and including the initial purchase of 2,000,000 shares and the issuance of 1,363,636 Commitment Shares. The actual number of shares issued will vary depending on the sales prices under this offering but may in no case exceed 19.99% of the 71,024,934 shares of common stock outstanding on the date of the Purchase Agreement, unless sold in accordance with Nasdaq Market rules. Further, we can issue no more than a total of 45,000,000 shares to Lincoln Park unless and until we obtain stockholder approval at our upcoming special stockholders meeting for a proposal to effect a reverse stock split and then effect the reverse split. While the reverse split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our certificate of incorporation. Consequently, the practical effect of the reverse split would be to substantially increase the number of shares of common stock available for issuance under our certificate of incorporation, such that we would have sufficient shares of common stock available to issue the entire 51,351,351 shares at a price of $0.37 per share assumed above. See “Risk Factors – Possible Risks of a Reverse Split.”

Use of proceeds	We intend to use the net proceeds of this offering for working capital and other general corporate purposes. See “Use of Proceeds.”
Risk factors
You should read the “Risk Factors” section of this prospectus supplement beginning on page S-5 and the documents referred to therein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol	ALIM

Unless otherwise noted, the number of shares of our common stock to be outstanding after this offering is based on 71,015,806 shares of our common stock outstanding as of September 30, 2019, and excludes:

•	13,201,631 shares of common stock issuable upon the exercise of outstanding options to purchase common stock as of September 30, 2019 at a weighted average exercise price of $2.36 per share;

•	551,400 shares of common stock issuable upon the vesting of restricted stock units (RSUs) as of September 30, 2019;

•	7,070,539 shares of common stock reserved for future issuance under our equity incentive plans as of September 30, 2019; and

•	1,795,663 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2019 at a weighted average exercise price of $1.73 per share.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares of common stock that will be outstanding after this offering, assumes there will be no exercise of outstanding options or warrants after September 30, 2019.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed below and under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as revised or supplemented by our subsequent quarterly reports on Form 10-Q and our current reports on Form 8-K, each as filed with the SEC and which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Related to this Offering

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. The actual amount of dilution from this offering will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. However, assuming that (a) an aggregate of 51,351,351 shares of our common stock are sold at a price of $0.37 per share, the last reported sale price of our common stock on the Nasdaq Global Market on October 23, 2019, for aggregate gross proceeds of approximately $19.0 million, (b) 2,000,000 shares of our common stock are sold to Lincoln Park for $0.50 per share, for aggregate gross proceeds of $2.0 million and (c) 1,363,636 shares are issued as consideration for Lincoln Park’s commitment to purchase shares, and after deducting estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.36 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

We may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

To the extent that outstanding options or warrants are exercised, outstanding restricted stock units vest or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. To the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or securities convertible or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We have broad discretion as to the use of the net proceeds we receive from this offering and may not use them effectively.

We retain broad discretion to use the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Accordingly, you will have to rely upon the judgment of our management with respect to the use of those net proceeds. Our management may spend a portion or all of the net proceeds we receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business and cause the price of our common stock to decline.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

We are not currently paying dividends and will likely not pay dividends for the foreseeable future.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited research coverage by securities and industry analysts. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the trading price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

Potential Risks from a Reverse Split

Background

Our common stock trades on the Nasdaq Global Market, which we believe helps support and maintain liquidity for our stock. Companies listed on the Nasdaq Global Market, however, are subject to various rules and requirements imposed by the Nasdaq Stock Market (“Nasdaq”) that a listed company must satisfy to continue having its stock listed on the exchange. One of these standards is the “minimum bid price” requirement, which requires that the bid price of the stock of a listed company be at least $1.00 per share. A listed company risks being delisted and removed from the Nasdaq Global Market if the closing bid price of its stock remains below $1.00 per share for an extended period of time.

We received notice on June 3, 2019 from the Listing Qualifications Department of Nasdaq that as of May 31, 2019, the closing bid price for our common stock on the Nasdaq Global Market had been below $1.00 for 30 consecutive business days and that, as a result, we were not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1). This is the third notice of noncompliance with the minimum bid price requirement that we have received since June 2018. The notice stated that pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we would have 180 calendar days, until December 2, 2019, to regain compliance. For us to regain compliance with the minimum bid price requirement, our common stock must have a closing bid price of $1.00 or more for 10 consecutive business days.

In an effort to address this listing requirement, we have scheduled a special stockholders meeting for November 4, 2019, at which our stockholders will vote upon a proposal to amend our certificate of incorporation to effect a reverse stock split of our common stock (the “Reverse Split”) at any whole number ratio between, and inclusive of, one-for-five to one-for-30. Approval of this proposal will grant our board of directors the authority, without further action by the stockholders, to implement an amendment to our certificate of incorporation to effect the Reverse Split no later than May 4, 2020, with the exact exchange ratio and timing of the Reverse Split (if at all) to be determined at the discretion of the board. The board’s decision whether or not (and when) to effect the Reverse Split, and at what whole number ratio to effect the Reverse Split, will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the continued listing requirements of the Nasdaq Global Market. If the stockholders do not approve this Proposal 1, the Board will not be authorized to effect the Reverse Split.

While the Reverse Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our certificate of incorporation. Consequently, the practical effect of the Reverse Split would be to substantially increase the number of shares of common stock available for issuance under our certificate of incorporation, such that we would have sufficient shares of common stock available to issue the entire 51,351,351 shares at a price of $0.37 per share assumed above if we were to sell the maximum $20.0 million under the Purchase Agreement.

The Reverse Split may adversely affect the liquidity of our stock, which may in turn limit our ability to direct Lincoln Park to purchase shares of our common stock under the Purchase Agreement.

The Reverse Split, assuming we obtain stockholder approval and our board of directors causes the Reverse Split to be effected, may reduce the liquidity of our common stock, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the expected increase in stock price as a result of the Reverse Split is not sustained. For instance, the proposed Reverse Split may increase the number of stockholders who own odd lots (fewer than 100 shares) of our common stock, creating the potential for those stockholders to experience an increase in the cost of selling their shares and greater difficulty in selling those shares. If we effect the Reverse Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

Under the Purchase Agreement, Lincoln Park (together with its affiliates) cannot beneficially own more than 4.99% of our common stock (provided that the beneficial ownership limitation may be increased to 9.99% in certain circumstances). Low trading liquidity of our stock will make it harder for Lincoln Park to resell the shares we direct it to purchase from us and thus in turn limit our ability to direct Lincoln Park to purchase more shares. As a result, the effectiveness of the Purchase Agreement as a way to enable us to raise capital through the sale of our common stock may be reduced.

If our stockholders do not approve the Reverse Split and it therefore cannot be implemented by our board of directors, then we will be able to direct Lincoln Park to purchase no more than a total of 45,000,000 shares of our common stock and our common stock may be delisted from the Nasdaq Global Market.

We currently have authority to issue up to 150.0 million shares of common stock. Given the number of outstanding shares of common stock and other shares that are potentially issuable under outstanding options, restricted stock units, warrants and other awards that can be made under our 2019 Omnibus Incentive Plan, our board of directors has limited the number of shares that can be sold under the Purchase Agreement to 45.0 million. If our stockholders do not approve the Reverse Split and it therefore cannot be implemented by our board of directors, then the 45.0 million share limit will remain in effect. After the issuance of 2.0 million shares for $1.0 million in the initial purchase by Lincoln Park and the 1,363,636 shares issued as the Commitment Shares, a total of only 41,636,364 shares of common stock remains available for issuance. Assuming those shares were to be issued at $0.37 per share, we would be able to raise $15.4 million. When added to the $1.0 million Lincoln Park paid for the initial shares, we would be able to raise only $16.4 million of the $20.0 million authorized in the Purchase Agreement.

In addition, if our stockholders do not approve the Reverse Split and it therefore cannot be implemented by our board of directors, we would likely be unable to regain compliance with the Nasdaq minimum $1.00 closing bid price, and our shares of common stock would therefore likely be delisted from the Nasdaq Global Market. Although we would seek to list our shares on another exchange, we can offer no assurances that we would be able to do so. Any such exchange would likely have lower liquidity than the Nasdaq Global Market. Low trading liquidity of our stock will make it harder for Lincoln Park to resell the shares we direct it to purchase from us and thus in turn limit our ability to direct Lincoln Park to purchase more shares. As a result, the effectiveness of the Purchase Agreement as a way to enable us to raise capital through the sale of our common stock may be reduced.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference into our prospectus or this prospectus supplement, contains, and any other prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

•	a slowdown or reduction in our sales in due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

•
uncertainty regarding our ability to achieve profitability and positive cash flow through the commercialization of ILUVIEN® in the U.S., the European Economic Area and other regions of the world where we sell ILUVIEN;

•	dependence on third-party manufacturers to manufacture ILUVIEN or any future products or product candidates in sufficient quantities and quality;

•
uncertainty associated with our need to replace our key third-party manufacturer of certain component parts of the ILUVIEN injector before our manufacturing contact with the manufacturer expires on September 30, 2020;

•	uncertainty regarding the pricing and reimbursement guidelines for ILUVIEN or any future products or product candidates, including ILUVIEN in new markets;

•
uncertainty associated with our pursuit of reimbursement with local health authorities in countries including Belgium, Finland, France, Norway, Portugal, Spain and Sweden for the recently obtained additional indication for ILUVIEN for prevention of relapse in recurrent non-infectious uveitis affecting the posterior segment of the eye (NIPU);

•	uncertainty associated with our ability to meet any post-market requirements for NIPU in the European Economic Area;

•	our ability to successfully commercialize ILUVIEN following regulatory approval in additional markets;

•	delay in or failure to obtain regulatory approval of ILUVIEN or any future products or product candidates in additional countries;

•
the possibility that we may fail to regain compliance with the continued listing standards of The Nasdaq Global Market due to failure to meet the minimum requirements for the closing bid price and market value of our common stock on The Nasdaq Global Market;

•	our ability to operate our business in compliance with the covenants and restrictions in our credit facility;

•	current and future laws and regulations;

•	uncertainties related to the Reverse Split as described in “Risk Factors – Possible Risks of a Reverse Split”;

•	our possible need to raise additional financing.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in our prospectus or this prospectus supplement or in the documents incorporated by reference in our prospectus and this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in our prospectus and this prospectus supplement, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any further supplements to our prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q and our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document, except as identified by an earlier date. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in our prospectus or this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we direct Lincoln Park to purchase and the purchase price per share. We received $1.0 million in the initial purchase and may receive up to an additional $19.0 million over the term of the Purchase Agreement, subject to certain limits as described above. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less, and we may raise less than the maximum $20.0 million in gross offering proceeds permitted by this prospectus supplement.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or products that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including those described in “Forward-Looking Statements” above. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

DILUTION

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will have to issue to Lincoln Park pursuant to the Purchase Agreement and the greater dilution our existing stockholders will experience.

As of June 30, 2019, our net tangible book value was $(19.4) million, or ($0.27) per share of common stock. After giving effect to the sales of (a) an aggregate of 51,351,351 shares of our common stock at a price of $0.37 per share, the last reported sale price of our common stock on the Nasdaq Global Market on October 23, 2019, for aggregate gross proceeds of approximately $19.0 million, (b) 2,000,000 shares of our common stock to Lincoln Park for $0.50 per share, for aggregate gross proceeds of $1.0 million and (c) 1,363,636 shares to Lincoln Park as consideration for Lincoln Park’s commitment to purchase shares, and after deducting estimated offering expenses payable by us, the as adjusted net tangible book value as of June 30, 2019 would have been $0.6 million, or $0.01 per share. This represents an immediate increase in the as adjusted net tangible book value to existing stockholders of $0.28 per share and an immediate dilution to new investors purchasing common stock in this offering of $0.36 per share.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$0.37
Net tangible book value per share as of June 30, 2019	$(0.27)
Increase in net tangible book value per share attributable to this offering	$0.28
As adjusted net tangible book value per share after this offering		0.01
Dilution per share to investors in this offering		$0.36

The number of shares of our common stock to be outstanding after this offering is based on 71,000,495 shares of our common stock outstanding as of June 30, 2019, and excludes:

•	13,682,709 shares of common stock issuable upon the exercise of outstanding to purchase common stock as of June 30, 2019 at a weighted average exercise price of $2.40 per share;

•	551,400 shares of common stock issuable upon the vesting of restricted stock units (RSUs) as of June 30, 2019;

•	7,142,000 shares of common stock reserved for future issuance under our equity incentive plans as of June 30, 2019; and

•	1,795,663 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2019 at a weighted average exercise price of $1.73 per share.

DESCRIPTION OF CAPITAL STOCK

Preferred Stock

General

We currently have authorized 10,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors.

Under Delaware law and our restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our restated certificate of incorporation and bylaws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

Series A Convertible Preferred Stock

On October 1, 2012, we filed a certificate of designation which designated 1,300,000 shares of our preferred stock as “Series A Convertible Preferred Stock.” As of September 30, 2019, there were 600,000 shares of Series A Convertible Preferred Stock outstanding. Warrants to purchase 300,000 shares of Series A Convertible Preferred Stock expired on October 2, 2017.

Conversion. Each share of Series A Convertible Preferred Stock, including any shares of Series A Convertible Preferred Stock issued upon exercise of the warrants, is convertible into shares of Alimera’s common stock at any time at the option of the holder at the rate (conversion rate) equal to $40.00 (original purchase price) divided by a conversion price of $2.66 (conversion price).

Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of common stock at the conversion price upon the date on which we consummate an equity financing transaction pursuant to which we sell to one or more third party investors either (a) shares of common stock or (b) other equity securities that are convertible into shares of common stock and that have rights, preference or privileges, senior to or on a parity with, the Series A Convertible Preferred Stock, in each case having an as-converted per share of common stock price of not less than $10.00 (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock) and that results in total gross proceeds to us of at least $30,000,000. The Series A Convertible Preferred Stock is not convertible at our option.

All conversion prices and adjustments to the conversion price of the Series A Convertible Preferred Stock shall be appropriately adjusted in the event of stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock.

Liquidation Preference. In the event of a Liquidation Transaction, as defined below, holders of the Series A Convertible Preferred Stock will receive, before any proceeds are distributed to the holders of common stock or any other stock or equity security, a payment equal to the greater of (i) the original purchase price (as adjusted for stock dividends, splits, combinations and similar events with respect to the Series A Convertible Preferred Stock), plus any declared and unpaid dividends, per share of Series A Convertible Preferred Stock and (ii) the amount each holder of a share of Series A Convertible Preferred Stock would be entitled to receive all shares of Series A Convertible

Preferred Stock been converted into shares of common stock at the then-effective conversion rate immediately prior to such Liquidation Transaction. Unless waived by the holders of at least 70% of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a separate class, the following shall be deemed to constitute a Liquidation Transaction: (a) our acquisition by means of merger, consolidation, stock sale, tender offer, exchange offer or other form of corporate reorganization in which our outstanding shares are exchanged or sold, in one transaction or a series of related transactions, for cash, securities, property or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or any other person or group of affiliated persons and in which the holders of our capital stock hold less than a majority of the voting power of the surviving entity and (b) any sale, transfer, exclusive license or lease of all or substantially all of the properties or assets or us or our subsidiaries (each of such transactions in clause (a) and (b), together with our actual liquidation, dissolution or winding up, a Liquidation Transaction), provided that none of the following shall be deemed to constitute a Liquidation Transaction: (x) a transaction for which the sole purpose is to change the state of our incorporation, (y) a transaction for which the sole purpose is to create a holding company that will hold no assets other than our shares and that will have securities with rights, preferences, privileges and restrictions substantially similar to ours and that are owned in substantially the same proportions by the persons who held such of our securities, in each case immediately prior to such transaction or (z) our entry into a license transaction for the purpose of developing and/or commercializing one or more of our products, so long as such license transaction would not be reasonably considered to be a sale or license of all or substantially all of our assets.

Voting Rights. Except as otherwise set forth in the certificate of designation, the Series A Convertible Preferred Stock will vote together with the common stock on an as converted basis based on a deemed conversion price of $2.95 (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock).

In addition, for so long as at least 37.5% of the shares of Series A Convertible Preferred Stock issued to the selling stockholders at the closing of our Series A Convertible Preferred Stock financing are held by the initial selling stockholders or their affiliates, we may not without first obtaining approval of the holders of at least 70% of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a separate class: (i) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock; (ii) authorize, create, issue or obligate ourselves to issue (by reclassification, merger or otherwise) any security (or any class or series thereof) or any indebtedness, in each case that has any rights, preferences or privileges senior to, or on a parity with, the Series A Convertible Preferred Stock, or any security convertible into or exercisable for any such security or indebtedness (other than the issuance of (a) up to an aggregate of $35,000,000 of indebtedness pursuant to our then existing credit facility, as the same may be amended, refinanced or resyndicated from time to time or (b) up to an aggregate of $500,000 of indebtedness pursuant to operating, capital or equipment leases entered into in the ordinary course of business (such indebtedness being the Permitted Indebtedness)); (iii) amend our certificate of incorporation (including by filing any new certificate of designation or elimination) or the certificate of designation, in each case in a manner that adversely affects the rights, preference or privileges of the Series A Convertible Preferred Stock; (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of common stock or preferred stock; provided, however, that this restriction shall not apply to (a) the redemption of rights issued pursuant to any “poison pill” rights plan or similar plan we adopt after the closing of our Series A Convertible Preferred Stock financing or (b) the repurchases of stock from former employees, officers, directors or consultants who performed services for us in connection with the cessation of such employment or service pursuant to the terms of existing agreements with such individuals; (v) declare or pay any dividend or distribution on any shares of capital stock; provided, however, that this restriction shall not apply to (a) dividends payable to holders of common stock that consist solely of shares of common stock for which adjustment to the conversion price of the Series A Convertible Preferred Stock is made pursuant to the certificate of designation or (b) dividends or distributions issued pro rata to all holders of capital stock (on an as-converted basis) in connection with our the implementation of a “poison pill” rights plan or similar plan; (vi) authorize or approve any increase to the number of aggregate shares of capital stock reserved for issuance pursuant to our stock option, stock purchase plans or other equity incentive plans such that the total aggregate number of shares issued under such plans and reserved for issuance under such plans (on an as-converted basis) exceeds the number of shares issued and reserved for issuance under such plans (on an as-converted basis) on the date of the closing of the Series A Convertible Preferred Stock financing by more than 20% (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), provided that any increases resulting solely from the annual increases resulting from the “evergreen” provisions of our equity incentive plans in effect on the date of the closing of the offering shall not be subject to this restriction and shall not be included for purposes of determining whether such 20% increase has occurred; (vii) issue stock or other equity securities of any of our subsidiaries (other than to us or another wholly-owned subsidiary) or declare or pay any dividend or other distribution of cash, shares or other assets or redemption or repurchase of shares of any subsidiary; or (viii) incur any secured indebtedness other than any Permitted Indebtedness.

In connection with the Series A Convertible Preferred Stock financing, our board of directors approved an amendment to our bylaws, effective as of October 2, 2012, to provide that the holders of Series A Convertible Preferred Stock may take any exclusive action required or permitted to be taken by the stockholders holding Series A Convertible Preferred Stock pursuant to the certificate of designation by written consent at any time.

Dividends. The Series A Convertible Preferred Stock does not accrue dividends. The holders of Series A Convertible Preferred Stock will be entitled to receive dividends and other distributions on a pari passu basis with the holders of common stock on an as-converted basis.

Redemption. The Series A Convertible Preferred Stock is not redeemable.

The certificate of designation was filed as Exhibit 3.5 to our current report on Form 8-K dated July 18, 2012. The foregoing description of the certificate of designation and the Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Series C Convertible Preferred Stock

On September 4, 2018, we filed a certificate of designation which designated 10,150 shares of our preferred stock as “Series C Convertible Preferred Stock.” As of September 30, 2019, there were 10,150 shares of Series C Convertible Preferred Stock outstanding.

On September 4, 2018, we entered into and closed a Series B Preferred Stock Exchange Agreement (Exchange Agreement) with the holders of all of the outstanding shares of Series B Convertible Preferred Stock. Under the Exchange Agreement, the holders of Series B Convertible Preferred Stock exchanged their shares of Series B Convertible Preferred Stock for an aggregate of 10,150 shares of Series C Convertible Preferred Stock. All of the outstanding shares of Series B Convertible Preferred Stock were canceled in the exchange. The powers, preferences and rights of the Series C Convertible Preferred Stock are set forth in the certificate of designation filed with the Secretary of State of the State of Delaware.

Conversion. Each share of Series C Convertible Preferred Stock is convertible into 1,000 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited from converting Series C Convertible Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. The Series C Convertible Preferred Stock is not subject to any price-based or other anti-dilution protections.

Liquidation Preference. In the event of our liquidation, dissolution or winding up and in the event of certain mergers, tender offers and asset sales, the holders of the Series C Convertible Preferred Stock will receive the greater of (a) the liquidation preference equal to $10,150,000 in the aggregate, plus any declared but unpaid dividends, or (b) the amount such holders would receive had all shares of the Series C Convertible Preferred Stock been converted into our common stock immediately before such event. With respect to rights upon liquidation, the Series C Convertible Preferred Stock ranks junior to our Series A Convertible Preferred Stock and senior to our common stock. The Series C Convertible Preferred Stock ranks junior to all existing and future indebtedness.

Voting Rights. Except as otherwise required by law (or with respect to approval of certain actions), the Series C Convertible Preferred Stock does not have voting rights.

Redemption. The Series C Convertible Preferred Stock is not redeemable at the option of the holder.

Dividends. The Series C Convertible Preferred Stock does not accrue dividends.

The certificate of designation was filed as Exhibit 3.1 to our current report on Form 8-K dated September 5, 2018. The foregoing description of the certificate of designation and the Series C Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Common Stock

We currently have authorized 150,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2019, there were 71,015,806 shares of common stock outstanding held of record by 33 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including, without limitation, the election of our board of directors. Our stockholders have no right to cumulate their votes in the election of directors.

Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive ratably those dividends declared from time to time by the board of directors.

Rights Upon Liquidation. Subject to preferences that may apply to shares of preferred stock outstanding at the time, in the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in assets remaining after payment of liabilities.

Anti-Takeover Effects of Our Restated Certificate of Incorporation, Bylaws and Delaware Law. Some provisions of Delaware law and our restated certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our restated certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our restated certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

•
establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors only be removed from office for cause;

•	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;

•	limit who may call special meetings of stockholders;

•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders; and

•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.

Listing. Our common stock is listed on The Nasdaq Global Market under the symbol “ALIM.”

LINCOLN PARK TRANSACTION
General
On October 24, 2019, we entered into the Purchase Agreement and a related registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $20.0 million of shares of our common stock (the “Purchase Shares”), subject to certain limitations, at our direction from time to time during the 36-month term of the Purchase Agreement. We have filed with the SEC this prospectus supplement to register for sale under the Securities Act the shares issued to Lincoln Park under the Purchase Agreement. As consideration for entering into the Purchase Agreement, we agreed to issue 1,363,636 Commitment Shares to Lincoln Park following the filing of this prospectus supplement. Lincoln Park is making an initial purchase of 2,000,000 shares at a price of $0.50 per share, for an aggregate price of $1.0 million, following the filing of this prospectus supplement.
Beginning one business day after the date of Lincoln Park’s initial purchase (the “Commencement Date”), we have the right, in our sole discretion, to present Lincoln Park with a purchase notice, directing Lincoln Park to purchase up to 250,000 shares of our common stock per business day, subject to a maximum of $1.0 million per purchase. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and/or “additional accelerated purchases” as provided in the Purchase Agreement and as further described below. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
Under applicable Nasdaq rules, the aggregate number of shares that we can sell to Lincoln Park under the Purchase Agreement may in no case equal or exceed 19.99% of the common stock outstanding immediately before the execution of the Purchase Agreement (the “Exchange Cap”), unless (a) we obtain stockholder approval to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (b) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.362 per share (which represents the average of the closing price of our common stock on the Nasdaq Global Market for the five business days immediately preceding the signing of the Purchase Agreement, plus an incremental amount to account for the issuance of the Commitment Shares to Lincoln Park). In any event, the Purchase Agreement specifically provides that we may not issue any shares of our common stock under the Purchase Agreement if such issuance would breach any applicable rules or regulations of The Nasdaq Global Market.
The Purchase Agreement also provides that we may not issue or sell, and Lincoln Park may not purchase or acquire, any shares of our common stock under the Purchase Agreement if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates exceeding the beneficial ownership limitation, which is 4.99% of our then issued and outstanding common stock but may be increased to 9.99% in certain circumstances.
Purchase of Shares Under the Purchase Agreement
Regular Purchases
Under the Purchase Agreement, on any business day we select beginning one day after the Commencement Date, we may direct Lincoln Park to purchase up to 250,000 shares of our common stock on such business day (or the purchase date), which we refer to as a Regular Purchase. In each case, the maximum amount of any single Regular Purchase may not exceed $1.0 million per purchase. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest sale price for our common stock on the purchase date of such shares; and

•	the average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

Accelerated Purchases
On any date on which we submit one or more Regular Purchase notices to Lincoln Park to purchase the full amount available for a Regular Purchase and the last closing trade price of our common stock on the Nasdaq Global Market (or any successor market as provided in the Purchase Agreement) is not less than $0.25 per share, we also have the right, in our sole discretion, to present Lincoln Park with an accelerated purchase notice directing Lincoln Park to purchase an amount of common stock which will not exceed the lesser of:

•	300% of the number of shares purchased pursuant to such Regular Purchase; and

•	30% of the aggregate number of shares of our common stock traded during the applicable accelerated purchase date.
If certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable accelerated purchase date, the portion of the normal trading hours on the applicable accelerated purchase date before any one of such thresholds is crossed will be used to make the 30% calculation.
The purchase price per share for each such accelerated purchase will be equal to the lesser of:

•	97% of the volume weighted average price of our common stock for the applicable period on the applicable accelerated purchase date; and

•	the closing sale price of our common stock on the applicable accelerated purchase date.
Additional Accelerated Purchases
If we have directed Lincoln Park to purchase shares of our common stock in the full amount available for an accelerated purchase, on the date of such accelerated purchase (which is the business day following the corresponding Regular Purchase), we have the right, in our sole discretion, to direct Lincoln Park to purchase an additional amount of our common stock which will not exceed the lesser of:

•	300% of the number of shares purchased pursuant to the Regular Purchase; and

•	30% of the aggregate number of shares of our common stock traded on the applicable additional accelerated purchase date.
If certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable additional accelerated purchase date, the portion of the normal trading hours on the applicable additional accelerated purchase date before any one of such thresholds is crossed will be used to make the 30% calculation.
The purchase price per share for each such additional accelerated purchase will be equal to the lower of:

•	97% of the volume weighted average price of our common stock for the applicable additional period on the applicable additional accelerated purchase date; and

•	the closing sale price of our common stock on the applicable additional accelerated purchase date.
In the case of Regular Purchases, accelerated purchases and additional accelerated purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.
We may, in our sole discretion, submit multiple purchase notices to Lincoln Park on a single purchase date, provided that all prior purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.
Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Events of Default
Events of default under the Purchase Agreement include the following:

•

•
the effectiveness of the registration statement of which this prospectus supplement forms a part lapses for any reason (including, without limitation, the issuance of a stop order), the registration statement or any required prospectus supplement and accompanying prospectus are unavailable for our sale to Lincoln Park (or the resale by Lincoln Park) of any or all of the securities to be issued under the Purchase Agreement, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of our common stock from trading for a period of one business day;

•
the de-listing of our common stock from The Nasdaq Global Market, our principal market, unless our common stock is immediately thereafter trading on the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTC Markets (or nationally recognized successor to any of the foregoing);

•
the failure of our transfer agent to issue Purchase Shares to Lincoln Park within three business days after the applicable purchase date, accelerated purchase date or additional accelerated purchase date, as applicable, on which Lincoln Park is entitled to receive such Purchase Shares;

•
if we breach any representation, warranty, covenant or other term or condition in the Purchase Agreement or the Registration Rights Agreement if such breach would have a material adverse effect and except, in the case of a breach of a covenant that is reasonably curable, only if such breach continues for a period of at least five business days;

•	if any person commences a proceeding against us pursuant to or within the meaning of any bankruptcy law;

•
if we become insolvent, or pursuant to or within the meaning of any bankruptcy law, we (a) commence a voluntary case, (b) consent to the entry of an order for relief against an involuntary case, (c) consent to the appointment of a custodian for us or for all or substantially all of our property, or (d) make a general assignment for the benefit of our creditors or we are generally unable to pay our debts;

•
if a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against us in any involuntary case, appoints a custodian for us or for all or substantially all of our property, or orders our liquidation;

•	if at any time we are not eligible to transfer our common stock electronically as DWAC shares; or

•
if at any time the Exchange Cap is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulation of the Nasdaq Stock Market, any other principal market, our certificate of incorporation and our bylaws.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default described above. The Purchase Agreement will automatically terminate, however, upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time after the Commencement Date, to terminate the Purchase Agreement for any reason and without any payment or liability to us, by delivering notice to Lincoln Park. Such termination will become effective one business day after Lincoln Park receives our termination notice.

No Short-Selling or Hedging by Lincoln Park
Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.
Prohibitions on Variable Rate Transactions
There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement, other than certain exempt issuances.
Effect of Performance of the Purchase Agreement on our Stockholders
All shares registered in this offering that we issue to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold to Lincoln Park over a period of up to 36 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and we may terminate the Purchase Agreement at any time at our discretion without any cost to us.
The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Proceeds from the Sale of Shares to Lincoln Park Under the $20M Purchase Agreement(3)
$0.25	12,834,248	15.06%	$3,208,562
$0.37(4)	12,834,248	15.06%	$4,748,672
$0.50	40,000,000	35.59%	$20,000,000
$1.00	20,000,000	21.65%	$20,000,000
$1.50	13,333,333	15.55%	$20,000,000

(1)
Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to the additional aggregate purchase price of $20,000,000, and taking into account the initial purchase of $1,000,000 in Purchase Shares at a purchase price of $0.50 per share.

(2)
The denominator is based on 71,024,934 shares outstanding as of October 24, 2019, adjusted to include the issuance of (i) the 1,363,636 Commitment Shares being issued to Lincoln Park following the filing of this prospectus supplement, and (ii) the number of shares set forth in the adjacent column which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

(3)
The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.362 per share (which represents the average of the closing price of our common stock on the Nasdaq Global Market for the five business days immediately preceding the signing of the Purchase Agreement), plus an incremental amount to account for the issuance of the Commitment Shares to Lincoln Park, and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would exceed Lincoln Park’s beneficial ownership limitation.

(4)	The closing sale price of our common stock on October 23, 2019.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $20.0 million in shares of our common stock and 1,363,636 shares of common stock being issued to Lincoln Park as Commitment Shares pursuant to the Purchase Agreement.

Upon the Commencement Date and pursuant to the terms of the Purchase Agreement, we may direct Lincoln Park to purchase additional shares of our common stock in amounts up to 250,000 shares on any single business day from and after the Commencement Date, subject to a maximum of $1.0 million per purchase. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Lincoln Park Transaction.”

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus supplement to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold to Lincoln Park or on any earlier date we provide notice of termination to Lincoln Park.

Our common stock trades on The Nasdaq Global Market under the symbol “ALIM.”

Information with Respect to Lincoln Park Capital

Immediately prior to the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, beneficially owned 0 shares of common stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

LEGAL MATTERS

The validity of the common stock being offered under the Purchase Agreement will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia.

EXPERTS

The audited financial statements of Alimera Sciences, Inc. appearing in Alimera Sciences, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2018 and 2017, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, and any related free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Alimera. The address of the SEC website is www.sec.gov.

We maintain a website at www.alimerasciences.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein), until we terminate the offering of these securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 25, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 7, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 6, 2019;

•
those portions of our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders filed with the SEC on April 29, 2019 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

•
our Current Reports on Form 8-K filed with the SEC on January 2, 2019; January 18, 2019; January 25, 2019; February 25, 2019; March 1, 2019; March 29, 2019; April 9, 2019; May 1, 2019; May 8, 2019; June 4, 2019; June 19, 2019; July 19, 2019; September 5, 2019; September 13, 2019; September 16, 2019; October 2, 2019; and October 25, 2019, in each case only to the extent filed and not furnished; and

•
the description of our common stock contained in our registration statement on Form 8-A (File No. 001-34703) filed under the Exchange Act on April 19, 2010, including any amendment or reports filed for the purpose of updating such descriptions.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.alimerasciences.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740

Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-221061

PROSPECTUS
$100,000,000
Preferred Stock
Common Stock
Debt Securities
Warrants
Units
     From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.
     Each time we offer securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, any applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in any securities.
     The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
     Our common stock is listed on The NASDAQ Global Market under the symbol “ALIM”. The last reported sale price of our common stock on October 19, 2017 was $1.38 per share.
     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2017

     You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We will be offering to sell, and seeking offers to buy, the securities only in jurisdictions whether offers and sales are permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.
     Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “Alimera” “we,” “us,” the “registrant” or the “Company” refer to Alimera Sciences, Inc. and its subsidiaries (as applicable); the term “securities” refers collectively to our preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or debt securities, or any combination of the foregoing securities.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offering transactions up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of that particular offering. Each such prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of securities. To obtain additional information that may be important to you, you should read the exhibits filed by us with the registration statement of which this prospectus is a part or our other filings with the SEC. You should read this prospectus, any applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making any investment decision with respect to the securities offered hereby.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.
     Our common stock is listed on The NASDAQ Global Market under the symbol “ALIM.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.alimerasciences.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein), including filings made after the date of the initial registration statement, until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 3, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 filed with the SEC on May 11, 2017 and August 10, 2017, respectively;

•	our amended and restated Proxy Statement on Amendment No. 1 to Schedule 14A filed with the SEC on May 3, 2017 to the extent incorporated by reference in Part III of the Form 10-K;

•	our Current Reports on Form 8-K filed on June 23, 2017, July 10, 2017 and October 20, 2017, in each case only to the extent filed and not furnished; and

•
the description of our common stock contained in our registration statement on Form 8-A (File No. 001-34703) filed under the Exchange Act on April 19, 2010, including any amendment or reports filed for the purpose of updating such descriptions.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.alimerasciences.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
     Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, any applicable prospectus supplement and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any applicable prospectus supplement and the documents incorporate by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are subject to risks and uncertainties and are based on information currently available to our management. Words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. The events and circumstances reflected in our forward-looking statements may not occur and actual results could differ materially from those projected in our forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to:

•
uncertainty as to our ability to achieve profitability and positive cash flow through the commercialization of ILUVIEN® in the European Economic Area (EEA), the United States (U.S.) and other regions of the world where we sell ILUVIEN;

•	our ability to operate our business in compliance with the covenants and restrictions that we are subject to under our credit facility;

•	dependence on third-party manufacturers to manufacture ILUVIEN or any future products or product candidates in sufficient quantities and quality;

•	our ability to raise sufficient additional funding and our need to raise such funds;

•	uncertainty as to the pricing and reimbursement guidelines for ILUVIEN or any future products or product candidates, including ILUVIEN;

•	our ability to successfully commercialize ILUVIEN following regulatory approval in additional markets;

•	delay in or failure to obtain regulatory approval of ILUVIEN in additional countries or any future products or product candidates; and

•	the extent of government regulations.
All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by law, we disclaim any duty to update any of these forward-looking statements after the date of such statements are made, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
You should read this prospectus and the documents that we reference in this prospectus and have been filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.
In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

THE COMPANY
Alimera is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. We are presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and will affect millions of people in aging populations. Our commitment to retina specialists and their patients is manifest in our product and development portfolio designed to treat early- and late-stage diseases.
Our only commercial product is ILUVIEN®, which is approved to treat diabetic macular edema (DME). DME is a disease of the retina that affects individuals with diabetes and can lead to severe vision loss and blindness. ILUVIEN has received marketing authorization in the United States (U.S.), Austria, Belgium, the Czech Republic, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden and the United Kingdom. In the U.S., ILUVIEN is indicated for the treatment of DME in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure (IOP). In the European Economic Area (EEA) countries in which ILUVIEN has received marketing authorization, it is indicated for the treatment of vision impairment associated with DME considered insufficiently responsive to available therapies.
As part of the approval process for DME in Europe, we committed to conduct a five-year, post-authorization, open label registry study in 800 patients treated with ILUVIEN. In the fourth quarter of 2016, we requested approval to modify our protocol to cap enrollment in the study due to our post market safety surveillance not showing any unexpected safety signals. As of June 30, 2017, 562 patients were enrolled in this study. We received regulatory approval from the Medicines & Healthcare products Regulatory Agency (MHRA) in July 2017 to cease enrollment.
In July 2017, we amended our license for the technology underlying ILUVIEN to include the treatment of non-infectious posterior uveitis (NIPU) in Europe, the Middle East and Africa from pSivida US, Inc. (pSivida). NIPU is an inflammatory disease of the uveal tract, which is comprised of the iris, ciliary body and choroid, that can lead to severe vision loss and blindness. We plan to file an application for a new indication for ILUVIEN for NIPU in the 17 EEA countries where ILUVIEN is currently approved for the treatment of DME.
We launched ILUVIEN in Germany and the United Kingdom in the second quarter of 2013, in the U.S. and Portugal in the first quarter of 2015. ILUVIEN became available in Austria in the first quarter of 2017. In September 2017, we announced that ILUVIEN became available in Ireland.
In addition, we have entered into various agreements under which distributors will provide regulatory, reimbursement or sales and marketing support for future commercialization of ILUVIEN in numerous countries in the Middle East, Italy, Spain, Australia, New Zealand and Canada. In the third quarter of 2016, our Middle East distributor launched ILUVIEN and initiated named patient sales in the United Arab Emirates. Our Italian distributor launched ILUVIEN in Italy in the second quarter of 2017. As of June 30, 2017, we have recognized sales of ILUVIEN to our distributors in the Middle East, Italy and Spain.
We commenced operations in June 2003. Since our inception we have incurred significant losses. As of June 30, 2017, we have accumulated a deficit of $386.6 million. We expect to continue to incur losses as we:

•	continue the commercialization of ILUVIEN in the U.S. and the EEA;

•	seek the regulatory approval of ILUVIEN for NIPU in Europe, the Middle East and Africa;

•	continue to seek regulatory approval of ILUVIEN for DME in other jurisdictions;

•	evaluate the use of ILUVIEN for the treatment of other diseases; and

•	advance the clinical development of any future products or product candidates either currently in our pipeline, or that we may license or acquire in the future.
As of June 30, 2017, we had approximately $26.9 million in cash and cash equivalents.
As a result of the limited revenue generated by ILUVIEN to date, our negative cash flow from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern. Our interim financial statements incorporated by reference herein do not include any adjustments that might result from the outcome of this uncertainty. We believe that we have sufficient funds to allow us to become cash flow positive in the countries in which we sell ILUVIEN. However, it is possible that we may determine that we may need to raise additional funds in the future in order to support our business in these countries, to expand ILUVIEN into new geographies, to allow us to expand the indication of ILUVIEN, to maintain compliance with our debt covenants or other business development activities. We cannot be sure that additional financing will be available when needed or that, if available, the additional financing will be obtained on terms favorable to us or our stockholders.

OUR CORPORATE INFORMATION
     We were incorporated in Delaware in June 2003 and commenced operations on that date. Our principal executive office is located at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 and our telephone number is (678) 990-5740. Our website address is www.alimerasciences.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.
     “Alimera Sciences” and “ILUVIEN” are trademarks of Alimera Sciences, Inc. This prospectus may also include other registered and unregistered trademarks of Alimera Sciences, Inc. and other persons.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus and the applicable prospectus supplement, together with all the other information contained in this prospectus and the applicable prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement, including the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and in subsequent filings. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
DESCRIPTION OF SECURITIES
PREFERRED STOCK
General
     We currently have authorized 10,000,000 shares of preferred stock, par value $0.01, the rights and preferences of which may be established from time to time by our board of directors.
     Under Delaware law and our restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our restated certificate of incorporation and by-laws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable.
     Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.
     If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into Alimera common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of Alimera; and

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any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of Alimera.

     The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.
Series A Convertible Preferred Stock
On October 2, 2012, we filed a certificate of designation which designated 1,300,000 shares of our preferred stock as “Series A Convertible Preferred Stock.” As of June 30, 2017, there were 600,000 shares of Series A Convertible Preferred Stock and warrants to purchase 300,000 shares of Series A Convertible Preferred Stock outstanding. The warrants to purchase 300,000 shares of Series A Convertible Preferred Stock expired on October 2, 2017.
Conversion. Each share of Series A Convertible Preferred Stock, including any shares of Series A Convertible Preferred Stock issued upon exercise of the warrants, is convertible into shares of Alimera’s common stock at any time at the option of the holder at the rate (conversion rate) equal to $40.00 (original purchase price) divided by a conversion price of $2.66 (conversion price).
Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of common stock at the conversion price upon the date on which we consummate an equity financing transaction pursuant to which we sell to one or more third party investors either (a) shares of common stock or (b) other equity securities that are convertible into shares of common stock and that have rights, preference or privileges, senior to or on a parity with, the Series A Convertible Preferred Stock, in each case having an as-converted per share of common stock price of not less than $10.00 (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock) and that results in total gross proceeds to us of at least $30,000,000. The Series A Convertible Preferred Stock is not convertible at our option.
All conversion prices and adjustments to the conversion price of the Series A Convertible Preferred Stock shall be appropriately adjusted in the event of stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock.
Liquidation Preference. In the event of a Liquidation Transaction, as defined below, holders of the Series A Convertible Preferred Stock will receive, before any proceeds are distributed to the holders of common stock or any other stock or equity security, a payment equal to the greater of (i) the original purchase price (as adjusted for stock dividends, splits, combinations and similar events with respect to the Series A Convertible Preferred Stock), plus any declared and unpaid dividends, per share of Series A Convertible Preferred Stock and (ii) the amount each holder of a share of Series A Convertible Preferred Stock would be entitled to receive all shares of Series A Convertible Preferred Stock been converted into shares of common stock at the then-effective conversion rate immediately prior to such Liquidation Transaction. Unless waived by the holders of at least 70% of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a separate class, the following shall be deemed to constitute a Liquidation Transaction: (a) our acquisition by means of merger, consolidation, stock sale, tender offer, exchange offer or other form of corporate reorganization in which our outstanding shares are exchanged or sold, in one transaction or a series of related transactions, for cash, securities, property or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or any other person or group of affiliated persons and in which the holders of our capital stock hold less than a majority of the voting power of the surviving entity and (b) any sale, transfer, exclusive license or lease of all or substantially all of the properties or assets or us or our subsidiaries (each of such transactions in clause (a) and (b), together with our actual liquidation, dissolution or winding up, a Liquidation Transaction), provided that none of the following shall be deemed to constitute a Liquidation Transaction: (x) a transaction for which the sole purpose is to change the state of our incorporation, (y) a transaction for which the sole purpose is to create a holding company that will hold no assets other than our shares and that will have securities with rights, preferences, privileges and restrictions substantially similar to ours and that are owned in substantially the same proportions by the persons who held such of our securities, in each case immediately prior to such transaction or (z) our entry into a license transaction for the purpose of developing and/or commercializing one or more of our products, so long as such license transaction would not be reasonably considered to be a sale or license of all or substantially all of our assets.
Voting Rights. Except as otherwise set forth in the certificate of designation, the Series A Convertible Preferred Stock will vote together with the common stock on an as converted basis based on a deemed conversion price of $2.95 (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock).
In addition, for so long as at least 37.5% of the shares of Series A Convertible Preferred Stock issued to the selling stockholders at the closing of our Series A Convertible Preferred Stock financing are held by the initial selling stockholders or their affiliates, we may not without first obtaining approval of the holders of at least 70% of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a separate class: (i) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock; (ii) authorize, create, issue or obligate ourselves to issue (by reclassification, merger or otherwise) any security (or any class or series thereof) or any indebtedness, in each case that has any rights, preferences or privileges senior to, or on a parity with, the Series A Convertible Preferred Stock, or any security convertible into or exercisable for any such security or indebtedness (other than the issuance of (a) up to an aggregate of $35,000,000 of indebtedness pursuant to our Credit Facility, as the same may be amended, refinanced or resyndicated from time to time or (b) up to an aggregate of $500,000 of indebtedness pursuant to operating, capital or equipment leases entered into in the ordinary course of business (such indebtedness being the Permitted Indebtedness)); (iii) amend our certificate of incorporation (including by filing any new certificate of designation or elimination) or the certificate of designation, in each case in a manner that adversely affects the rights, preference or privileges of the Series A Convertible Preferred Stock; (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of common stock or preferred stock; provided, however, that this restriction shall not apply to (a) the redemption of rights issued pursuant to any “poison pill” rights plan or similar plan we adopt after the closing of our Series A Convertible Preferred Stock financing or (b) the repurchases of stock from former employees, officers, directors or consultants who performed services for us in connection with the cessation of such employment or service pursuant to the terms of existing agreements with such individuals; (v) declare or pay any dividend or distribution on any shares of capital stock; provided, however, that this restriction shall not apply to (a) dividends payable to holders of common stock that consist solely of shares of common stock for which adjustment to the conversion price of the Series A Convertible Preferred Stock is made pursuant to the certificate of designation or (b) dividends or distributions issued pro rata to all holders of capital stock (on an as-converted basis) in connection with our the implementation of a “poison pill” rights plan or similar plan; (vi) authorize or approve any increase to the number of aggregate shares of capital stock reserved for issuance pursuant to our stock option, stock purchase plans or other equity incentive plans such that the total aggregate number of shares issued under such plans and reserved for issuance under such plans (on an as-converted basis) exceeds the number of shares issued and reserved for issuance under such plans (on an as-converted basis) on the date of the closing of the Series A Convertible Preferred Stock financing by more than 20% (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), provided that any increases resulting solely from the annual increases resulting from the “evergreen” provisions of our equity incentive plans in effect on the date of the closing of the offering shall not be subject to this restriction and shall not be included for purposes of determining whether such 20% increase has occurred; (vii) issue stock or other equity securities of any of our subsidiaries (other than to us or another wholly-owned subsidiary) or declare or pay any dividend or other distribution of cash, shares or other assets or redemption or repurchase of shares of any subsidiary; or (viii) incur any secured indebtedness other than any Permitted Indebtedness.
In connection with the Series A Convertible Preferred Stock financing, our board of directors approved an amendment to our bylaws, effective as of October 2, 2012, to provide that the holders of Series A Convertible Preferred Stock may take any exclusive action required or permitted to be taken by the stockholders holding Series A Convertible Preferred Stock pursuant to the certificate of designation by written consent at any time.
Dividends. The Series A Convertible Preferred Stock does not accrue dividends. The holders of Series A Convertible Preferred Stock will be entitled to receive dividends and other distributions on a pari passu basis with the holders of common stock on an as-converted basis.

Redemption. The Series A Convertible Preferred Stock is not redeemable.
The certificate of designation was filed as Exhibit 3.5 to our current report on Form 8-K dated July 18, 2012. The foregoing description of the certificate of designation and the Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Series B Convertible Preferred Stock
On December 12, 2014, we filed a certificate of designation which designated 8,417 shares of our preferred stock as “Series B Convertible Preferred Stock.”
On December 12, 2014, we closed a preferred stock financing in which we sold 8,291.873 shares of Series B Convertible Preferred Stock for a purchase price of $6,030.00 per share, or an aggregate purchase price of $50,000,000, prior to the payment of approximately $432,000 of related issuance costs. We also agreed to issue the purchasers an additional 124.378 shares of Series B Convertible Preferred Stock as a subscription premium. The powers, preferences and rights of the Series B Convertible Preferred Stock are set forth in the certificate of designation filed with the Secretary of State of the State of Delaware. Each share of Series B Convertible Preferred Stock is convertible into 1,000 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited from converting Series B Convertible Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. The Series B Convertible Preferred Stock ranks junior to the Series A Convertible Preferred Stock, and senior to our common stock, with respect to rights upon liquidation. The Series B Convertible Preferred Stock ranks junior to all existing and future indebtedness. Except as otherwise required by law (or with respect to approval of certain actions), the Series B Convertible Preferred Stock does not have voting rights. The Series B Preferred Stock is not redeemable at the option of the holder. The Series B Convertible Preferred Stock is not subject to any price-based or other anti-dilution protections and does not provide for any accruing dividends.
In connection with the Series B Convertible Preferred Stock financing, our board of directors approved an amendment to our bylaws, effective as of December 12, 2014, to provide that the holders of Series B Convertible Preferred Stock may take any exclusive action required or permitted to be taken by the stockholders holding Series B Convertible Preferred Stock pursuant to the certificate of designation by written consent at any time.
The certificate of designation was filed as Exhibit 3.6 to our current report on Form 8-K dated December 15, 2014. The foregoing description of the certificate of designation and the Series B Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.
COMMON STOCK
     We currently have authorized 150,000,000 shares of common stock, par value $0.01 per share. As of October 19, 2017, there were 69,105,380 shares of common stock outstanding held of record by 32 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.
     The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.
     Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including, without limitation, the election of our board of directors. Our stockholders have no right to cumulate their votes in the election of directors.
     Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive ratably those dividends declared from time to time by the board of directors.
     Rights Upon Liquidation. Subject to preferences that may apply to shares of preferred stock outstanding at the time, in the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in assets remaining after payment of liabilities.
     Anti-Takeover Effects of Our Restated Certificate of Incorporation, Bylaws and Delaware Law. Some provisions of Delaware law and our restated certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.
     Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

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on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or by-laws, effective 12 months after adoption. Our restated certificate of incorporation and by-laws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.
     In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and by-laws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our restated certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

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establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors only be removed from office for cause;

•	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;

•	limit who may call special meetings of stockholders;

•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders; and

•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.
     Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
     Listing. Our common stock is listed on The NASDAQ Global Market under the symbol “ALIM.”
DEBT SECURITIES
     We may issue, from time to time, debt securities in one or more series that will consist of either senior debt or subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

     The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.
General
     The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee.
     Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The applicable indenture may provide that we may issue debt securities in any currency or currency unit designated by us. Except for any limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the applicable indenture, the terms of such indenture will not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
     The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

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the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

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the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

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the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

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the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

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our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

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if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

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whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined:

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for repayment of such debt securities;

•	whether such debt securities will be issued in certificated and/or book-entry form;

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whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

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the terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	if applicable, any limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

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whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other material terms of such debt securities.
     The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
     The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
Senior Debt Securities
     Payment of the principal of premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.
Subordinated Debt Securities
     Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Merger, Consolidation or Sale
     The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

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either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

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immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.
Covenants
     The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.
Events of Default, Notice and Waiver
     Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

•	default in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

•	default in making any required sinking fund payment for any debt security of such series;

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default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

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default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.
     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

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we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

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all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

     If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
     Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
     Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.
     Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.
     Each indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
     Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture
     Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.
     It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce any amount payable on redemption;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.
     A record date may be set for any act of the holders with respect to consenting to any amendment. The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.
     A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.
Conversion or Exchange Rights
     A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

Registered Global Securities
     We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
     Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
     The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

     The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
     So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.
     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
     We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
     We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
     If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
     We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
     We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.
     We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
     Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

     Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Redemption of Securities
     Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.
     From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.
Notices
     Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

Title
     We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.
Governing Law
     Unless otherwise set forth in the applicable prospectus supplement, New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.
Concerning the Trustee
     Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
     Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
WARRANTS
     We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of preferred stock or common stock or principal amount of debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of preferred stock, common stock or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
UNITS
     We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
     Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
     The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

USE OF PROCEEDS
     We currently intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include commercial launch activities, sales and marketing expenditures, funding of clinical trials, research and development, regulatory activities, acquisitions of companies, products, intellectual property or other technology, investments, capital expenditures, and for any other purposes that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions of other companies, products or compounds. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.
RATIO OF FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS
     Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preference securities in the future.
DIVIDEND POLICY
     We have not declared or paid cash dividends on our common stock since our inception. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to compliance with certain covenants under our credit facilities (including our currently outstanding Credit Facility), which restrict or limit our ability to declare of pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Consequently, stockholders will need to sell our securities to realize a return on their investment, if any.
PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•
on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.
Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Boston, Massachusetts.
EXPERTS
     The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Up to $20,000,000 of Shares of Common Stock and
1,363,636 Shares of Common Stock

Prospectus Supplement

The date of this prospectus supplement is October 25, 2019